Exhibit 10.3

RELEASE AND RECONVEYANCE

Release and reconveyance between AMPANG INVESTMENTS LTD. (the "Holder") and FIRSTBINGO.COM (the "Corporation").

Whereas:

1. Pursuant to a debenture (the "Debenture") dated the 21st day of March, 2000, the Corporation did, subject to the provisions therein contained, mortgage, pledge, assign, charge and grant a security interest in, to and in favour of the Holder in the manner and to the extent therein provided, the property and assets described in the Debenture (the "Property");

2. The Holder has converted all of the indebtedness owing to it under the Debenture into 719,094 fully paid and non-assessable common shares in the capital stock of the Corporation, evidenced by the Notice of Conversion attached hereto as Schedule "A";

3. As promptly as practicable after the date of conversion, the Corporation shall issue or cause to be issued and shall deliver or cause to be delivered to the Holder a certificate or certificates in the name of the Holder for the Common Shares deliverable upon the conversion of such Debenture.

4. The Holder has agreed to execute this indenture for the purpose of releasing and reconveying to the Corporation the Property freed and discharged from the terms of the Debenture;

Now therefore:

1. In consideration of other good and valuable consideration and the sum of $1 now paid to the Holder by the Corporation (the receipt and adequacy of which are hereby acknowledged) the Holder hereby grants, reconveys, discharges, releases, quit claims and surrenders to the Corporation the Property;

2. To hold the said Property to the Corporation and its successors and assigns forever, absolutely freed, acquitted, discharged and released from the said Debenture and the principal moneys and interest thereby secured and every proviso and covenant therein contained.

3. The Holder covenants that the Debenture has not been assigned, pledged, mortgaged, charged or otherwise made subject to any security and that it has the power and authority to execute this Release and Reconveyance.

4. The Holder agrees to execute such other documents as may be required to record the discharge or release of the Debenture.

5. No covenant on the part of the Holder shall be implied from this Indenture nor from anything herein contained except as expressly set out above.

In witness whereof the Holder has executed this Release and Reconveyance by the hands of its proper officers duly authorized in that behalf.

Dated as at this 2nd day of January, 2002.

AMPANG INVESTMENTS LTD.

per: _______________________________________ Name: _______________________________________ Title: _______________________________________
I have authority to bind the Corporation